Exhibit 99.1
News Release
FIS Reports Fourth Quarter and Full Year 2014 Results

6% Revenue Growth Delivers Record $6.4 Billion in Revenue; 10% Adjusted EPS Growth for the Year

Full year 2014

•	Revenue of $6.4 billion, up six percent on a reported basis compared to prior year period

•	Adjusted EPS from continuing operations of $3.10, up ten percent

•	Free cash flow of $864 million

•	$750 million in share repurchases and cash dividends returned to shareholders

Fourth quarter 2014

•	Revenue of $1.7 billion; up seven percent on a reported basis compared to prior year period

•	Adjusted EPS from continuing operations of $0.87, up 16 percent

•	Free cash flow of $357 million

JACKSONVILLE, Fla., February 5, 2015 - FIS™ (NYSE:FIS), a global leader in banking and payments technology as well as consulting and outsourcing solutions, today reported a 2014 revenue increase of six percent on a GAAP basis to $6.4 billion from $6.1 billion a year earlier. GAAP net earnings from continuing operations attributable to common stockholders increased to $690.5 million, or $2.39 per diluted share, compared to $490.0 million, or $1.67 per diluted share in 2013.

Full year 2014 revenue increased five percent on an organic basis from the prior year, which adjusts for the impact of acquisitions and changes in foreign currency. 2014 adjusted EBITDA increased five percent to $1.9 billion from $1.8 billion a year earlier and non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $895 million from $830 million in 2013. Adjusted net earnings per diluted share increased ten percent to $3.10 from $2.82 in 2013. Full year non-GAAP adjusted net earnings from continuing operations adjusts for costs pertaining to acquisition-related purchase amortization expense of $0.51 per share, refinancing costs of $0.09 per share, and acquisition, integration, and severance costs of $0.09 per share, and includes $0.02 per share related to contract settlement revenue.

“FIS delivered another year of strong earnings and cash flow allowing us to return $750 million to our shareholders through share repurchases and dividends,” said Gary Norcross, president and chief executive officer, FIS. “Our deep client relationships across the globe delivered key business wins and growth in 2014. We look to maintain this positive momentum in 2015 as we continue to deliver value to our clients and shareholders.”

Fourth Quarter 2014
Revenue increased to $1.7 billion from $1.6 billion in the fourth quarter of 2013 or seven percent on a reported basis. GAAP net earnings from continuing operations attributable to common stockholders were $202.4 million, or $0.71 per diluted share, compared to $74.2 million, or $0.25 per diluted share in the prior year quarter.

Fourth quarter 2014 revenue increased five percent on an organic basis, which adjusts for the impact of acquisitions and changes in foreign currency, from the prior year quarter. Non-GAAP adjusted net earnings from continuing operations attributable to common stockholders increased to $249.3 million in the fourth quarter of 2014 from $219.8 million in the prior year quarter. Adjusted net earnings per diluted share increased 16 percent to $0.87 per share from $0.75 per share in the fourth quarter 2013. Fourth quarter 2014 non-GAAP adjusted net earnings from continuing operations excludes costs pertaining to acquisition-related purchase amortization expense of $0.12 per share and acquisition, integration, and severance costs of $0.04 per share. Adjusted EBITDA increased to $525.6 million in the fourth quarter of 2014, up nine percent from $484.0 million in the prior year quarter, while adjusted EBITDA margin was 31.1 percent, an increase of 30 basis points, compared to 30.8 percent in the prior year quarter.

Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

Segment Information

•	Financial Solutions:
Fourth quarter 2014 revenue increased four percent on an organic basis and seven percent on a reported basis to $645.4 million from $603.5 million a year earlier reflecting growth in implementation and consulting services and risk and compliance solutions. Adjusted EBITDA increased six percent to $253.2 million from $239.7 million a year ago. Adjusted EBITDA margin was 39.2 percent compared to 39.7 percent a year earlier, reflecting a change in revenue mix.

Full year 2014 revenue increased four percent on an organic basis and six percent on a reported basis to $2.5 billion from $2.3 billion a year earlier driven by continued growth in consulting, mobile banking and risk and compliance solutions. Full year adjusted EBITDA increased four percent to $980.0 million compared to $937.9 million in 2013 and adjusted EBITDA margin decreased 70 basis points to 39.3 percent resulting primarily from lower termination fees compared to the prior period.

•	Payment Solutions:
Fourth quarter 2014 revenue increased three percent on an organic basis and five percent on a reported basis to $647.2 million from $618.3 million a year earlier driven by strong transaction growth in network solutions, increased card production, and payment processing volumes. Adjusted EBITDA increased five percent to $274.9 million from $261.9 million a year earlier. Adjusted EBITDA margin expanded ten basis points to 42.5 percent reflecting transaction growth on our fraud and debit processing platforms.

Full year 2014 revenue increased two percent on an organic and reported basis to $2.5 billion. Full year adjusted EBITDA increased two percent to $1.1 billion compared to $1.0 billion in 2013. Adjusted EBITDA margin decreased 30 basis points to 42.0 percent driven primarily by lower termination fees in 2014.

•	International Solutions:
Fourth quarter 2014 revenue increased 11 percent on an organic basis and 13 percent on a reported basis to $397.7 million from $351.9 million a year earlier, primarily driven by growth in implementation and consulting services. Adjusted EBITDA increased seven percent to $102.9 million from $96.0 million in the prior year period. Adjusted EBITDA margin was 25.9 percent, compared to 27.3 percent in the prior year period reflecting incremental consulting and services revenue.

Full year 2014 revenue increased 11 percent on an organic basis and 12 percent on a reported basis to $1.4 billion from $1.3 billion including strong growth in EMEA, Asia, and professional services. Full year adjusted EBITDA increased six percent to $319.6 million compared to $302.8 million in 2013. Adjusted EBITDA margin decreased 140 basis points to 22.5 percent from 23.9 percent reflecting incremental consulting and services revenue.

•	Corporate/Other:
Fourth quarter 2014 corporate costs, as adjusted, were $105.4 million, down from $113.6 million in the prior year period. For the year, corporate costs, as adjusted, were $427.3 million down from $445.0 million in the prior year. The decrease for both periods reflects management’s commitment to aggressive cost management.

Interest expense, net of interest income, decreased to $36.8 million in the fourth quarter down from $43.4 million a year earlier. Full year interest expense, net of interest income, decreased to $157.5 million, or down 16 percent, from $188.2 million in 2013, primarily the result of lower borrowing costs.

The effective tax rate was 33 percent in the fourth quarter and 32 percent for the full year.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $492.8 million as of Dec. 31, 2014. Debt outstanding totaled approximately $5.1 billion compared to $4.5 billion as of year-end 2013.

Net cash provided by operations was $1.2 billion for the year compared to $1.1 billion in 2013. Capital expenditures increased to $371.2 million from $336.2 million in 2013. Free cash flow was $864.3 million for the year, compared to $826.2 million in the prior year.

FIS repurchased approximately 8.7 million common shares at a total cost of approximately $476 million and an average cost of $54.89 per share in 2014. The company paid shareholder dividends totaling $275 million in 2014, or a seven percent increase, compared to $256 million in 2013.

2015 Outlook
FIS’ outlook for revenue growth and earnings per share in 2015 is as follows:

•	Revenue growth of 5 to 7 percent

•	Adjusted EPS from continuing operations of $3.37 to $3.49, an increase of 9 to 13 percent compared to $3.10 per share in 2014

•	Free cash flow is expected to approximate adjusted net earnings.

Webcast

FIS will announce fourth quarter and full-year 2014 financial results on Thurs., Feb. 5 prior to market open. The company will sponsor a live webcast of its earnings conference call with the investment community, beginning at 8:30 a.m. (EST) on Feb. 5. To access the webcast, go to the Investor Relations section of FIS’ homepage, www.fisglobal.com. A replay will be available after the conclusion of the live webcast.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. For these reasons, management also uses these measures in part to assess its performance.

These non-GAAP measures include organic revenue, adjusted revenue, EBITDA, adjusted EBITDA and adjusted EBITDA margin, adjusted cash flow from operations, adjusted net earnings (including per share amounts) and free cash flow.

Organic revenue includes reported revenue (adjusted revenue for 2014) plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2014.

Adjusted revenue (2014) includes reported revenue and is increased by $9 million for a negotiated contract cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contractual performance obligation, under GAAP the cash settlement revenue is amortized in this circumstance over the remaining relationship with the reseller.

EBITDA is earnings from continuing operations before interest, taxes, depreciation and amortization.

Adjusted EBITDA (2014 comparative data) includes the contract cash settlement revenue and excludes certain acquisition, integration and severance costs.

Adjusted EBITDA (2013 comparative data) excludes adjustments related to the 2010 acquisition of Capco and certain International restructuring charges.

Adjusted net earnings (2014 comparative data) excludes the after-tax impact of certain acquisition, integration, severance and refinancing costs as well as acquisition-related amortization and includes the after-tax impact of adjusted revenue.

Adjusted net earnings (2013 comparative data) excludes the after-tax impact of acquisition related amortization, a net benefit related to a gain on the mFoundry acquisition, certain International restructuring charges, debt issuance and refinancing costs and adjustments related to the Capco acquisition.

Adjusted net earnings per diluted share, or adjusted EPS, is equal to adjusted net earnings divided by weighted average diluted shares outstanding.

Adjusted cash flow from operations (2014 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations, and excludes certain payments for contingent purchase price and incentive compensation programs associated with the 2010 acquisition of Capco and the premium paid related to the early redemption of senior notes.

Adjusted cash flow from operations (2013 comparative data) is GAAP cash flow from operations as adjusted for the net change in settlement assets and obligations and excludes the premium paid related to the early redemption of senior notes.

Free cash flow is adjusted operating cash flow less capital expenditures. Free cash flow does not represent our residual cash flow available for discretionary expenditures, since we have mandatory debt service requirements and other non-discretionary expenditures that are not deducted from the measure.

Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’ non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

About FIS
FIS is a global leader in banking and payments technology as well as consulting and outsourcing solutions. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 130 countries. Headquartered in Jacksonville, Fla., FIS employs more than 40,000 people worldwide and holds leadership positions in payment processing and banking solutions. Providing software, services and outsourcing of the technology that drives financial institutions, FIS is 426 on the Fortune 500 and is a member of Standard & Poor’s 500® Index. For more information about FIS, visit www.fisglobal.com.

Follow FIS on Facebook (facebook.com/FIStoday) and Twitter (@FISGlobal).

Forward-Looking Statements
This news release and today’s webcast contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about future revenue, organic revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), earnings per share and margin expansion, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include, without limitation:

•
changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in either or both the United States and international lending, capital and financial markets;

•	the effect of legislative initiatives or proposals, statutory changes, changes in governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations;

•
the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in, or new laws or regulations affecting, the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries;

•	changes in the growth rates of the markets for our solutions;

•	failures to adapt our solutions to changes in technology or in the marketplace;

•
internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations, government regulators and others to any such events;

•	the reaction of our current and potential customers to communications from us or our regulators regarding information security, risk management, internal audit or other matters;

•	competitive pressures on pricing related to our solutions including the ability to attract new, or retain existing, customers;

•	an operational or natural disaster at one of our major operations centers;

•	and other risks detailed in “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

For More Information:

Ellyn Raftery, 904.438.6083	Peter Gunnlaugsson, 904.438.6603
Chief Marketing Officer	Senior Vice President
FIS Global Marketing and Corporate Communications	FIS Investor Relations
ellyn.raftery@fisglobal.com	pete.gunnlaugsson@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
February 5, 2015

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three months and years ended December 31, 2014 and 2013

Exhibit B	Consolidated Balance Sheets - Unaudited as of December 31, 2014 and 2013

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the years ended December 31, 2014 and 2013

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three months and years ended December 31, 2014 and 2013

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three months and years ended December 31, 2014 and 2013

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

				Exhibit A

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013
Processing and services revenues	$1,689.1	$1,573.3	$6,413.8	$6,063.4
Cost of revenues	1,117.2	1,056.7	4,332.7	4,092.7
Gross profit	571.9	516.6	2,081.1	1,970.7
Selling, general and administrative expenses	220.8	295.9	810.5	907.8
Operating income	351.1	220.7	1,270.6	1,062.9
Other income (expense):
Interest expense, net	(36.8)	(43.4)	(157.5)	(188.2)
Other income (expense), net	(3.2)	(0.3)	(59.7)	(51.2)
Total other income (expense), net	(40.0)	(43.7)	(217.2)	(239.4)
Earnings from continuing operations before income taxes	311.1	177.0	1,053.4	823.5
Provision for income taxes	101.4	94.5	335.1	308.9
Earnings from continuing operations, net of tax	209.7	82.5	718.3	514.6
Earnings (loss) from discontinued operations, net of tax	(7.1)	(2.3)	(11.4)	3.1
Net earnings	202.6	80.2	706.9	517.7
Net earnings attributable to noncontrolling interest	(7.3)	(8.3)	(27.8)	(24.6)
Net earnings attributable to FIS common stockholders	$195.3	$71.9	$679.1	$493.1
Net earnings per share-basic from continuing operations attributable to FIS common stockholders	$0.72	$0.26	$2.42	$1.69
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders	(0.03)	(0.01)	(0.04)	0.01
Net earnings per share-basic attributable to FIS common stockholders *	$0.69	$0.25	$2.38	$1.70
Weighted average shares outstanding-basic	282.8	288.7	284.8	289.7
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders	$0.71	$0.25	$2.39	$1.67
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders	(0.02)	(0.01)	(0.04)	0.01
Net earnings per share-diluted attributable to FIS common stockholders *	$0.68	$0.25	$2.35	$1.68
Weighted average shares outstanding-diluted	286.5	293.0	288.7	294.2
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$202.4	$74.2	$690.5	$490.0
Earnings (loss) from discontinued operations, net of tax	(7.1)	(2.3)	(11.4)	3.1
Net earnings attributable to FIS common stockholders	$195.3	$71.9	$679.1	$493.1

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions, except per share data)

		Exhibit B

	As of December 31,
	2014	2013
Assets
Current assets:
Cash and cash equivalents	$492.8	$547.5
Settlement deposits	393.9	327.4
Trade receivables, net	1,130.9	987.9
Settlement receivables	153.7	178.2
Other receivables	31.5	62.1
Due from Brazilian venture partner	33.6	35.8
Prepaid expenses and other current assets	167.0	154.1
Deferred income taxes	67.4	58.9
Assets held for sale	6.8	—
Total current assets	2,477.6	2,351.9
Property and equipment, net	483.3	439.0
Goodwill	8,877.6	8,500.0
Intangible assets, net	1,268.0	1,339.3
Computer software, net	893.4	856.5
Deferred contract costs, net	213.2	206.8
Other noncurrent assets	311.9	266.6
Total assets	$14,525.0	$13,960.1

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$735.6	$768.0
Settlement payables	553.1	518.6
Deferred revenues	283.9	243.6
Current portion of long-term debt	13.1	128.8
Due to Brazilian venture partner	13.3	13.7
Liabilities held for sale	4.4	—
Total current liabilities	1,603.4	1,672.7
Long-term debt, excluding current portion	5,054.6	4,339.8
Deferred income taxes	874.4	823.6
Due to Brazilian venture partner	29.6	34.5
Deferred revenues	26.1	27.2
Other long-term liabilities	245.4	325.0
Total liabilities	7,833.5	7,222.8
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.9	3.9
Additional paid in capital	7,336.8	7,247.6
Retained earnings	2,746.8	2,341.9
Accumulated other comprehensive earnings (loss)	(107.2)	(9.9)
Treasury stock $0.01 par value	(3,423.6)	(3,003.0)
Total FIS stockholders’ equity	6,556.7	6,580.5
Noncontrolling interest	134.8	156.8
Total equity	6,691.5	6,737.3
Total liabilities and equity	$14,525.0	$13,960.1

FIDELITY NATIONAL INFORMATION SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Years ended December 31,
	2014	2013
Cash flows from operating activities:
Net earnings	$706.9	$517.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	626.3	614.6
Amortization of debt issue costs	19.7	19.9
Gain on sale of assets	—	(31.6)
Gain on mFoundry	—	(9.2)
Stock-based compensation	55.7	53.4
Deferred income taxes	(5.5)	1.5
Excess income tax benefit from exercise of stock options	(39.5)	(40.4)
Other operating activities, net	20.9	—
Net changes in assets and liabilities, net of effects from acquisitions and foreign currency:
Trade receivables	(115.2)	(56.1)
Settlement activity	(6.3)	(1.7)
Prepaid expenses and other assets	(34.2)	(41.5)
Deferred contract costs	(86.6)	(67.1)
Deferred revenue	32.5	(60.7)
Accounts payable, accrued liabilities and other liabilities	(9.8)	161.5
Net cash provided by operating activities	1,164.9	1,060.3

Cash flows from investing activities:
Additions to property and equipment	(148.5)	(131.7)
Additions to computer software	(222.7)	(204.5)
Proceeds from sale of assets	—	26.8
Acquisitions, net of cash acquired and equity investments	(595.2)	(150.5)
Other investing activities, net	(18.2)	(4.8)
Net cash used in investing activities	(984.6)	(464.7)

Cash flows from financing activities:
Borrowings	7,936.1	10,494.4
Repayment of borrowings and capital lease obligations	(7,364.2)	(10,421.8)
Debt issuance costs	(13.8)	(18.7)
Excess income tax benefit from exercise of stock options	39.5	40.4
Proceeds from exercise of stock options	61.1	143.0
Treasury stock activity	(521.9)	(475.9)
Dividends paid	(275.1)	(256.3)
Distributions to Brazilian Venture partner	(34.8)	—
Other financing activities, net	(25.0)	(51.1)
Net cash used in financing activities	(198.1)	(546.0)

Effect of foreign currency exchange rate changes on cash	(36.9)	(19.7)

Net increase (decrease) in cash and cash equivalents	(54.7)	29.9
Cash and cash equivalents, at beginning of period	547.5	517.6
Cash and cash equivalents, at end of period	$492.8	$547.5

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended December 31, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$645.4	$647.2	$397.7	$(1.2)	$1,689.1
Operating income (loss)	$210.9	$253.9	$81.0	$(194.7)	$351.1
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	—	14.3	14.3
Purchase price amortization	—	—	—	52.0	52.0
Non-GAAP operating income (loss)	210.9	253.9	81.0	(128.4)	417.4

Depreciation and amortization from continuing operations	42.3	21.0	21.9	23.0	108.2
Adjusted EBITDA	$253.2	$274.9	$102.9	$(105.4)	$525.6

Non-GAAP operating margin	32.7%	39.2%	20.4%	N/M	24.7%

Adjusted EBITDA margin	39.2%	42.5%	25.9%	N/M	31.1%

	Three months ended December 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$603.5	$618.3	$351.9	$(0.4)	$1,573.3
Operating income (loss)	$202.4	$241.5	$45.7	$(268.9)	$220.7
Non-GAAP adjustments:
Capco acquisition adjustments (2)	(3.2)	—	22.0	78.2	97.0
International restructuring charges (3)	—	—	9.1	—	9.1
Purchase price amortization	—	—	—	58.1	58.1
Non-GAAP operating income (loss)	199.2	241.5	76.8	(132.6)	384.9
Depreciation and amortization from continuing operations	40.5	20.4	19.2	19.0	99.1
Adjusted EBITDA	$239.7	$261.9	$96.0	$(113.6)	$484.0

Non-GAAP operating margin	33.0%	39.1%	21.8%	N/M	24.5%

Adjusted EBITDA margin	39.7%	42.4%	27.3%	N/M	30.8%

Total revenue growth from prior year period
Three months ended December 31, 2014	6.9%	4.7%	13.0%	N/M	7.4%

(1)See note (1) for exhibit E.
(2)See note (4) for exhibit E.
(3)See note (6) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

				Exhibit D (continued)

	Year ended December 31, 2014
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,494.0	$2,504.8	$1,417.3	$(2.3)	$6,413.8
Non-GAAP adjustments:
Contract settlement (2)	—	9.0	—	—	9.0
Adjusted processing and services revenue	$2,494.0	$2,513.8	$1,417.3	$(2.3)	$6,422.8
Operating income (loss)	$815.8	$963.8	$236.0	$(745.0)	$1,270.6
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	—	—	—	21.5	21.5
Contract settlement (2)	—	9.0	—	—	9.0
Purchase price amortization	—	—	0.1	214.8	214.9
Non-GAAP operating income (loss)	815.8	972.8	236.1	(508.7)	1,516.0
Depreciation and amortization from continuing operations	164.2	82.3	83.5	81.4	411.4
Adjusted EBITDA	$980.0	$1,055.1	$319.6	$(427.3)	$1,927.4

Non-GAAP operating margin	32.7%	38.7%	16.7%	N/M	23.6%

Adjusted EBITDA margin	39.3%	42.0%	22.5%	N/M	30.0%

	Year ended December 31, 2013
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Processing and services revenue	$2,344.4	$2,454.9	$1,266.6	$(2.5)	$6,063.4
Operating income (loss)	$781.8	$958.4	$196.3	$(873.6)	$1,062.9
Non-GAAP adjustments:
Capco acquisition adjustment (3)	(3.2)	—	22.0	128.4	147.2
International restructuring charges (4)	—	—	9.1	—	9.1
Purchase price amortization	—	—	0.2	232.9	233.1
Non-GAAP operating income (loss)	778.6	958.4	227.6	(512.3)	1,452.3
Depreciation and amortization from continuing operations	159.3	79.7	75.2	67.3	381.5
Adjusted EBITDA	$937.9	$1,038.1	$302.8	$(445.0)	$1,833.8

Non-GAAP operating margin	33.2%	39.0%	18.0%	N/M	24.0%

Adjusted EBITDA margin	40.0%	42.3%	23.9%	N/M	30.2%

Total revenue growth from prior year period
Year ended December 31, 2014	6.4%	2.4%	11.9%	N/M	5.9%

(1)See note (1) for exhibit E.
(2)See note (3) for exhibit E.
(3)See note (4) for exhibit E.
(4)See note (6) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP ORGANIC REVENUE MEASURES — UNAUDITED
(In millions)

					Exhibit D (continued)

	Three months ended December 31,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$645.4	$1.7	$647.1	$603.5	$17.8	$621.3	4.2%
Payment Solutions	647.2	0.6	647.8	618.3	7.7	626.0	3.5%
International Solutions	397.7	24.5	422.2	351.9	29.0	380.9	10.8%
Corporate and Other	(1.2)	(0.1)	(1.3)	(0.4)	—	(0.4)	N/M
Total processing and services revenue	$1,689.1	$26.7	$1,715.8	$1,573.3	$54.5	$1,627.8	5.4%

	Years ended December 31,
	2014			2013
			Constant			Adjusted	Organic
			Currency		In Year	Base	Revenue
	Revenue (1)	FX	Revenue	Revenue	Acquisitions	Revenue	Growth
Financial Solutions	$2,494.0	$3.8	$2,497.8	$2,344.4	$46.9	$2,391.3	4.5%
Payment Solutions	2,513.8	1.7	2,515.5	2,454.9	7.7	2,462.6	2.1%
International Solutions	1,417.3	32.0	1,449.3	1,266.6	44.1	1,310.7	10.6%
Corporate and Other	(2.3)	(0.1)	(2.4)	(2.5)	—	(2.5)	N/M
Total processing and services revenue	$6,422.8	$37.4	$6,460.2	$6,063.4	$98.7	$6,162.1	4.8%

(1)As adjusted. See note (3) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP CASH FLOW MEASURES — UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Year ended
	December 31, 2014	December 31, 2014
Net cash provided by operating activities	$477.8	$1,164.9
Non-GAAP adjustments:
Capco acquisition related payments (1)	2.0	34.8
Bond premium payment (2)	—	29.5
Settlement activity	(24.4)	6.3
Adjusted cash flows from operations	455.4	1,235.5
Capital expenditures	(98.6)	(371.2)
Free cash flow	$356.8	$864.3

	Three months ended	Year ended
	December 31, 2013	December 31, 2013
Net cash provided by operating activities	$384.4	$1,060.3
Non-GAAP adjustments:
Settlement activity	(1.9)	1.7
Capco contingent purchase price and executive severance (3)	48.8	48.8
Bond premium payment (4)	—	51.6
Adjusted cash flows from operations	431.3	1,162.4
Capital expenditures	(97.6)	(336.2)
Free cash flow	$333.7	$826.2

(1)
Free cash flow for the three months and year ended December 31, 2014 excludes payments for contingent purchase price and the New Hires and Promotions Incentive Plan associated with the 2010 acquisition of Capco. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Payments related to subsequent adjustments to the contingent purchase price are included in the net cash provided by operating activities.

(2)	Free cash flow for the year ended December 31, 2014 is adjusted for the one time bond premium payment on our 2020 senior notes that were redeemed in July 2014.

(3)
Free cash flow for the three months and year ended December 31, 2013 excludes payments for executive severance and contingent purchase price. In accordance with the accounting guidance, contingent purchase price payments are included in other financing activities on the Statement of Cash Flows only to the extent they represent the original liability established at the acquisition date. Subsequent contingent purchase price payments are reported in the net cash provided by operating activities.

(4)	Free cash flow for the year ended December 31, 2013 is adjusted for the one time bond premium payment on our 2017 senior notes that were redeemed in May 2013.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

				Exhibit E

	Three months ended		Years ended
	December 31,		December 31,
	2014	2013	2014	2013

Net earnings from continuing operations attributable to FIS	$202.4	$74.2	$690.5	$490.0
Plus provision for income taxes	101.4	94.5	335.1	308.9
Interest expense, net	36.8	43.4	157.5	188.2
Other, net	10.5	8.6	87.5	75.8

Operating income	351.1	220.7	1,270.6	1,062.9
Non-GAAP adjustments:
Acquisition, integration and severance costs (1)	14.3	—	21.5	—
Contract settlement (2)	—	—	9.0	—
Capco acquisition adjustment (3)	—	97.0	—	147.2
International restructuring charges (4)	—	9.1	—	9.1
Purchase price amortization	52.0	58.1	214.9	233.1

Non-GAAP operating income	417.4	384.9	1,516.0	1,452.3

Depreciation and amortization from continuing operations	108.2	99.1	411.4	381.5
Adjusted EBITDA	$525.6	$484.0	$1,927.4	$1,833.8

(1)See note (1) for exhibit E.
(2)See note (3) for exhibit E.
(3)See note (4) for exhibit E.
(4)See note (6) for exhibit E.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended December 31, 2014
		Acquisition,
		Integration,
		and			Purchase
		Severance	Refinance		Price
	GAAP	Costs (1)	Costs (2)	Subtotal	Amort. (8)	Non-GAAP
Processing and services revenue	$1,689.1	$—	$—	$1,689.1	$—	$1,689.1
Cost of revenues	1,117.2	—	—	1,117.2	(52.0)	1,065.2
Gross profit	571.9	—	—	571.9	52.0	623.9
Selling, general and administrative	220.8	(14.3)	—	206.5	—	206.5
Operating income	351.1	14.3	—	365.4	52.0	417.4
Other income (expense):
Interest income (expense), net	(36.8)	—	—	(36.8)	—	(36.8)
Other income (expense), net	(3.2)	1.2	2.1	0.1	—	0.1
Total other income (expense)	(40.0)	1.2	2.1	(36.7)	—	(36.7)
Earnings (loss) from continuing operations before income taxes	311.1	15.5	2.1	328.7	52.0	380.7
Provision for income taxes	101.4	5.1	0.7	107.2	16.9	124.1
Earnings (loss) from continuing operations, net of tax	209.7	10.4	1.4	221.5	35.1	256.6
Earnings (loss) from discontinued operations, net of tax (9)	(7.1)	—	—	(7.1)	—	(7.1)
Net earnings (loss)	202.6	10.4	1.4	214.4	35.1	249.5
Net (earnings) loss attributable to noncontrolling interest	(7.3)	—	—	(7.3)	—	(7.3)
Net earnings (loss) attributable to FIS common stockholders	$195.3	$10.4	$1.4	$207.1	$35.1	$242.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$202.4	$10.4	$1.4	$214.2	$35.1	$249.3
Earnings (loss) from discontinued operations, net of tax (9)	(7.1)	—	—	(7.1)	—	(7.1)
Net earnings (loss) attributable to FIS common stockholders	$195.3	$10.4	$1.4	$207.1	$35.1	$242.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.71	$0.04	$—	$0.75	$0.12	$0.87
Weighted average shares outstanding — diluted	286.5	286.5	286.5	286.5	286.5	286.5

Effective tax rate	33%					33%

Supplemental information:
Depreciation and amortization				$160.2	(52.0)	$108.2

Stock compensation expense						$15.2

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

						Exhibit E (continued)

	Year ended December 31, 2014
		Acquisition,
		Integration,
		and				Purchase
		Severance	Refinance	Contract		Price
	GAAP	Costs (1)	Costs (2)	Settlement (3)	Subtotal	Amort. (8)	Non-GAAP
Processing and services revenue	$6,413.8	$—	$—	$9.0	$6,422.8	$—	$6,422.8
Cost of revenues	4,332.7	—	—	—	4,332.7	(214.9)	4,117.8
Gross profit	2,081.1	—	—	9.0	2,090.1	214.9	2,305.0
Selling, general and administrative	810.5	(21.5)	—	—	789.0	—	789.0
Operating income	1,270.6	21.5	—	9.0	1,301.1	214.9	1,516.0
Other income (expense):
Interest income (expense), net	(157.5)	—	—	—	(157.5)	—	(157.5)
Other income (expense), net	(59.7)	17.4	37.5	—	(4.8)	—	(4.8)
Total other income (expense)	(217.2)	17.4	37.5	—	(162.3)	—	(162.3)
Earnings (loss) from continuing operations before income taxes	1,053.4	38.9	37.5	9.0	1,138.8	214.9	1,353.7
Provision for income taxes	335.1	12.4	11.7	3.0	362.2	68.4	430.6
Earnings (loss) from continuing operations, net of tax	718.3	26.5	25.8	6.0	776.6	146.5	923.1
Earnings (loss) from discontinued operations, net of tax (9)	(11.4)	—	—	—	(11.4)	—	(11.4)
Net earnings (loss)	706.9	26.5	25.8	6.0	765.2	146.5	911.7
Net (earnings) loss attributable to noncontrolling interest	(27.8)	—	—	—	(27.8)	—	(27.8)
Net earnings (loss) attributable to FIS common stockholders	$679.1	$26.5	$25.8	$6.0	$737.4	$146.5	$883.9

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$690.5	$26.5	$25.8	$6.0	$748.8	$146.5	$895.3
Earnings (loss) from discontinued operations, net of tax (9)	(11.4)	—	—	—	(11.4)	—	(11.4)
Net earnings (loss) attributable to FIS common stockholders	$679.1	$26.5	$25.8	$6.0	$737.4	$146.5	$883.9

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$2.39	$0.09	$0.09	$0.02	$2.59	$0.51	$3.10
Weighted average shares outstanding — diluted	288.7	288.7	288.7	288.7	288.7	288.7	288.7

Effective tax rate	32%						32%

Supplemental information:
Depreciation and amortization					$626.3	(214.9)	$411.4

Stock compensation expense							$55.7

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended December 31, 2013

		Capco	International		Purchase
		Acquisition	Restructuring		Price
	GAAP	Adjustments (4)	Charges (6)	Subtotal	Amort. (8)	Non-GAAP
Processing and services revenue	$1,573.3	$—	$—	$1,573.3	$—	$1,573.3
Cost of revenues	1,056.7	(9.8)	—	1,046.9	(58.1)	988.8
Gross profit	516.6	9.8	—	526.4	58.1	584.5
Selling, general and administrative	295.9	(87.2)	(9.1)	199.6	—	199.6
Operating income	220.7	97.0	9.1	326.8	58.1	384.9
Other income (expense):
Interest income (expense), net	(43.4)	—	—	(43.4)	—	(43.4)
Other income (expense), net	(0.3)	—	—	(0.3)	—	(0.3)
Total other income (expense)	(43.7)	—	—	(43.7)	—	(43.7)
Earnings (loss) from continuing operations before income taxes	177.0	97.0	9.1	283.1	58.1	341.2
Provision for income taxes	94.5	(5.2)	3.2	92.5	20.6	113.1
Earnings (loss) from continuing operations, net of tax	82.5	102.2	5.9	190.6	37.5	228.1
Earnings (loss) from discontinued operations, net of tax (9)	(2.3)	—	—	(2.3)	—	(2.3)
Net earnings (loss)	80.2	102.2	5.9	188.3	37.5	225.8
Net (earnings) loss attributable to noncontrolling interest	(8.3)	—	—	(8.3)	—	(8.3)
Net earnings (loss) attributable to FIS common stockholders	$71.9	$102.2	$5.9	$180.0	$37.5	$217.5

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$74.2	$102.2	$5.9	$182.3	$37.5	$219.8
Earnings (loss) from discontinued operations, net of tax (9)	(2.3)	—	—	(2.3)	—	(2.3)
Net earnings (loss) attributable to FIS common stockholders	$71.9	$102.2	$5.9	$180.0	$37.5	$217.5

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$0.25	$0.35	$0.02	$0.62	$0.13	$0.75
Weighted average shares outstanding — diluted	293.0	293.0	293.0	293.0	293.0	293.0

Effective tax rate	53%					33%

Supplemental information:
Depreciation and amortization				$157.2	(58.1)	$99.1

Stock compensation expense						$14.6
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

							Exhibit E (continued)

	Year ended December 31, 2013

		Capco	Long-term	International			Purchase
		Acquisition	Debt	Restructuring	Gain on		Price
	GAAP	Adjustments (4)	Refinance (5)	Charges (6)	mFoundry (7)	Subtotal	Amort. (8)	Non-GAAP
Processing and services revenue	$6,063.4	$—	$—	$—	$—	$6,063.4	$—	$6,063.4
Cost of revenues	4,092.7	(16.1)	—	—	—	4,076.6	(233.1)	3,843.5
Gross profit	1,970.7	16.1	—	—	—	1,986.8	233.1	2,219.9
Selling, general and administrative	907.8	(131.1)	—	(9.1)	—	767.6	—	767.6
Operating income	1,062.9	147.2	—	9.1	—	1,219.2	233.1	1,452.3
Other income (expense):
Interest income (expense), net	(188.2)	—	—	—	—	(188.2)	—	(188.2)
Other income (expense), net	(51.2)	—	60.9	—	(9.2)	0.5	—	0.5
Total other income (expense)	(239.4)	—	60.9	—	(9.2)	(187.7)	—	(187.7)
Earnings (loss) from continuing operations before income taxes	823.5	147.2	60.9	9.1	(9.2)	1,031.5	233.1	1,264.6
Provision for income taxes	308.9	4.9	18.3	3.2	(3.0)	332.3	77.6	409.9
Earnings (loss) from continuing operations, net of tax	514.6	142.3	42.6	5.9	(6.2)	699.2	155.5	854.7
Earnings (loss) from discontinued operations, net of tax (9)	3.1	—	—	—	—	3.1	—	3.1
Net earnings (loss)	517.7	142.3	42.6	5.9	(6.2)	702.3	155.5	857.8
Net (earnings) loss attributable to noncontrolling interest	(24.6)	—	—	—	—	(24.6)	—	(24.6)
Net earnings (loss) attributable to FIS common stockholders	$493.1	$142.3	$42.6	$5.9	$(6.2)	$677.7	$155.5	$833.2

Amounts attributable to FIS common stockholders
Earnings (loss) from continuing operations, net of tax	$490.0	$142.3	$42.6	$5.9	$(6.2)	$674.6	$155.5	$830.1
Earnings (loss) from discontinued operations, net of tax (9)	3.1	—	—	—	—	3.1	—	3.1
Net earnings (loss) attributable to FIS common stockholders	$493.1	$142.3	$42.6	$5.9	$(6.2)	$677.7	$155.5	$833.2

Net earnings (loss) per share — diluted from continuing operations attributable to FIS common stockholders*	$1.67	$0.48	$0.14	$0.02	$(0.02)	$2.29	$0.53	$2.82
Weighted average shares outstanding — diluted	294.2	294.2	294.2	294.2	294.2	294.2	294.2	294.2

Effective tax rate	38%							32%

Supplemental information:
Depreciation and amortization						$614.6	(233.1)	$381.5

Stock compensation expense								$53.4
* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three months and years ended December 31, 2014 and 2013.

The adjustments are as follows:

(1)
This column represents non-recurring transaction and other costs, including integration activities, related to recent acquisitions and other severance costs. The adjustment to Other income (expense), net for the three months ended December 31, 2014 includes the integration related write off of certain assets. The adjustment to this line for the year ended December 31, 2014 includes the loss on a foreign exchange hedge associated with the Euro based purchase price for our Clear2Pay acquisition.

(2)
This column represents the write-off of certain previously capitalized debt issuance costs associated with debt refinancing transactions in both the third and fourth quarters of 2014. For the year ended December 31, 2014, this column includes the payment of a $29.5 million bond premium associated with the early redemption of certain debt.

(3)
The revenue adjustment in this column represents a cash settlement for the extinguishment of certain contractual minimums with a reseller. Although the 2014 cash settlement has no contract performance obligation, revenue is amortized in this circumstance over the remaining relationship with the reseller.

(4)	The adjustment in this column represents an increase in the liability established at the acquisition of Capco for contingent payments based on expected operating performance in 2013 through 2015.

(5)
This column represents the write-off of certain previously capitalized debt issuance costs and transaction expenses related to refinancing activities undertaken in the second quarter of 2013, including a $51.6 million bond premium incurred as a result of the early redemption of certain debt.

(6)	Severance and other charges related to cost management initiatives undertaken in certain international markets.

(7)
This column reflects the gain resulting from the purchase of the remaining shares of mFoundry, Inc., representing the difference between the fair value and carrying value of the minority interest investment previously held.

(8)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(9)
During the 2014 and 2013 periods, certain operations were classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statements of earnings. The table below outlines the components of discontinued operations for the periods presented, net of tax. During the second quarter of 2014, management committed to a plan to sell our primary business operations in China because they do not align with our strategic plans. The activity for Fidelity National Participacoes Ltda. ("Participacoes"), our former item processing and remittance services business in Brazil, relates to the ongoing settlement of labor claims as a result of the dismissal of employees in that business. In the second quarter of 2013, we received an earn-out payment related to the 2010 sale of our ClearPar business. During 2012, we sold our Healthcare Benefit Solutions Business and accordingly have classified its results as discontinued operations.

	Three Months Ended December 31,		Years Ended December 31,
	2014	2013	2014	2013

China business line	$(3.1)	$2.2	$(5.1)	$1.2
ClearPar	—	—	—	16.7
Healthcare Benefit Solutions Business	—	—	—	0.1
Participacoes	(4.0)	(4.5)	(6.3)	(14.9)
Total discontinued operations	$(7.1)	$(2.3)	$(11.4)	$3.1